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                                                                 EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-28277, 333-46691, 333-77961 and 333-90091)
of Puma Technology, Inc. of our report dated August 21, 2000, except as to
Note 15, which is as of October 9, 2000, relating to the consolidated financial statements, which appears in the Current Report on Form 8-K of Puma Technology, Inc. dated October 17, 2000.

/s/  PricewaterhouseCoopers LLP

San Jose, California
October 17, 2000


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